Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORASURE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-4370966
(State of Incorporation or Organization)	(IRS Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015
(Address of Principal Executive Offices)	(Zip Code)

ORASURE TECHNOLOGIES, INC. 2000 STOCK AWARD PLAN

(Full Title of the Plan)

Jack E. Jerrett

Senior Vice President, General Counsel and Secretary

OraSure Technologies, Inc.

220 East First Street

Bethlehem, Pennsylvania 18015

Telephone (610) 882-1820

(Name, Address, and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $.000001 per share and options and other rights related thereto (2)	3,000,000 shares	(4)	$5.86	$17,580,000	$2,227

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.
(2)	Includes rights to purchase OraSure Technologies, Inc. Series A Preferred Stock.
(3)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Common Stock as reported on The Nasdaq Stock Market on August 18, 2004.
(4)	Represents the additional shares of Common Stock subject to future grants under OraSure Technologies, Inc. 2000 Stock Award Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement is filed solely to reflect an increase of 3,000,000 shares of the Registrant’s common stock, par value $0.000001 per share, reserved for the Registrant’s 2000 Stock Award Plan, as amended and restated (the “Plan”). Except as noted below, in accordance with General Instruction E to Form S-8, the contents of the Registration Statement No. 333-50340 filed on November 11, 2000, the Post Effective Amendments thereto filed on June 27, 2001 and February 14, 2002, and the Registration Statement No. 333-102235 filed December 27, 2002, are incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel.

An opinion stating that the Common Stock registered hereunder, when sold and delivered in accordance with the provisions of the Plan and the terms of any applicable grant, will be validly issued, fully paid and nonassessable, has been rendered to the Company by Jack E. Jerrett, Senior Vice President and General Counsel of the Company. Mr. Jerrett holds options to purchase 165,000 shares of Common Stock under the Plan and is also eligible to receive future awards under the Plan.

Item 8. Exhibits.

The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K immediately follows the signature page of this Registration Statement.

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SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethlehem, Commonwealth of Pennsylvania, on this 20th day of August, 2004.

OraSure Technologies, Inc.
(Registrant)

By	/s/ Ronald H. Spair
Ronald H. Spair
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 20th day of August, 2004.

Signature	Title
(1) Principal Executive Officer

/s/ Douglas A. Michels
Douglas A. Michels	President, Chief Executive Officer and Director

(2) Principal Financial Officer

/s/ Ronald H. Spair
Ronald H. Spair	Executive Vice President and Chief Financial Officer

(3) Principal Accounting Officer

/s/ Mark L. Kuna
Mark L. Kuna	Vice President and Controller

(4) The following members of the Board of Directors:

* CARTER H. ECKERT	Director
* FRANK G. HAUSMANN	Director
* RONNY B. LANCASTER	Director
* GREGORY B. LAWLESS	Director
* ROGER L. PRINGLE	Director
* DOUGLAS G. WATSON	Director

* By	/s/ Ronald H. Spair
Ronald H. Spair
Attorney-in-fact

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INDEX TO EXHIBITS

4.1	Specimen certificate representing shares of OraSure Technologies, Inc. $.000001 par value Common Stock is incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4 (No. 333-39210).

4.2	Rights Agreement, dated as of May 6, 2000, between OraSure Technologies, Inc. and ChaseMellon Shareholder Service, L.L.C. (now called Mellon Investor Services LLC), as Rights Agent, is incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-4 (No. 333-39210).

5	Opinion of Jack E. Jerrett, Senior Vice President and General Counsel of OraSure Technologies, Inc.

23.1	Consent of KPMG LLP.

23.2	Consent of Jack E. Jerrett (included in Exhibit 5).

24	Power of Attorney.

99.1	OraSure Technologies, Inc. 2000 Stock Award Plan, as amended and restated effective as of May 18, 2004, is incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

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